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                                                                    EXHIBIT 4.3



                                WARRANT AGREEMENT



                  WARRANT AGREEMENT, dated as of this 16th day of December, 1997, by and between Herley Industries, Inc., a Delaware corporation (the "Company") and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").


                               W I T N E S S E T H

                  WHEREAS, the Company proposes to make a public offering (the "Public Offering") of shares of its Common Stock (as defined in Section I hereof) and common stock purchase warrants (the "Warrants") of the Company, each Warrant exercisable to purchase one share of Common Stock; and


                  WHEREAS, in relation to the Public Offering, the Company has filed a Registration Statement on Form S-1 (Registration Statement No.333-39767) (as amended or supplemented, the "Registration Statement") with the Securities and Exchange Commission ("SEC"); and



                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, and exchange of the Warrants, the issuance of certificates representing the Warrants (each a "Warrant Certificate"), the exercise of the Warrants, and the rights of the registered holders thereof;



                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company and the Warrant Agent, the parties hereto hereby agree as follows:


                  SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Common Stock" shall mean the Company's common stock, par value $.10 per share.

                  (b) "Company" shall have the meaning set forth in the introductory paragraph.

                  (c) "Convertible Securities" shall have the meaning set forth in Section 8(c) hereof.

                  (d) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at 40 Wall Street, New York, New York 10005 as of the date hereof.
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                  (e) "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.



                  (f) "Exempt Securities" shall have the meaning set forth in
Section 8(o) hereof.



                  (g) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof, or his attorney duly authorized in writing, with the appropriate signature guarantees, as described in the Warrant Certificate, and
(ii) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price plus transfer taxes, if any.



                  (h) "Exercise Price" shall mean the purchase price to be paid upon exercise of a Warrant in accordance with the terms hereof, which price shall be $14.40 per share of Common Stock for a period of 13 months from the date hereof and $15.60 per share of Common Stock thereafter until the Warrant Expiration Date, subject to (i) adjustment from time to time pursuant to the provisions of Section 8 hereof, and (ii) the Company's right to reduce the Exercise Price, upon written notice to all Registered Holders, for a period of not less than 30 days.



                  (i) "Managing Underwriters" shall have the meaning set forth in Section 2(c) hereof.



                  (j) "Managing Underwriters' Warrant" shall have the meaning set forth in Section 2(c) hereof.



                  (k) "Nasdaq National Market" shall have the meaning set forth in Section 8(f) hereof.



                  (l) "Notice Event" shall mean (i) any authorization by the Company of the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants, (ii) any authorization by the Company of the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock), (iii) any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and



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assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock, (iv) any voluntary or involuntary dissolution, liquidation or winding up of the Company, or (v) any proposal by the Company to take any other action that would require an adjustment of the Exercise Price or the number of Warrant Shares pursuant to Section 8.


                  (m) "Option Issuance" shall have the meaning set forth in
Section 8(c) hereof.



                  (n) "Options" shall have the meaning set forth in Section 8(c) hereof.



                  (o) "Prospectus" shall mean the prospectus contained in the Registration Statement, as such prospectus is amended or supplemented from time to time.



                  (p) "Public Offering" shall have the meaning set forth in the Recitals.



                  (q) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6 hereof.



                  (r) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and the Managing Underwriters.



                  (s) "SEC" shall have the meaning set forth in the Recitals.



                  (t) "SEC Reports" shall have the meaning set forth in Section 5(g) hereof.



                  (u) "Registration Statement" shall have the meaning set forth in the Recitals.







                  (v) "Stock Option Plans" shall have the meaning set forth in
Section 8(o) hereof.



                  (w) "Time of Determination" shall have the meaning set forth in Section 8(f) hereof.



                  (x) "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.



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                  (y) "Warrant Agent" shall have the meaning set forth in the introductory paragraph.

                  (z) "Warrant Certificate" shall have the meaning set forth in the Recitals.


                  (aa) "Warrant Expiration Date" shall mean 5:00 p.m. (New York City time) on January 16, 2000 (or as may be extended pursuant to Section
5(d)), provided that, if in New York City, such date (or extended date) shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York City time) on the next following day which in New York City is not a holiday or a day on which banks are authorized to close.


                  (bb) "Warrants" shall have the meaning set forth in the Recitals.

                  SECTION 2.  Warrants and Issuance of Warrant Certificates.

                  (a) Each Warrant Exercisable for One Share. A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8 hereof.


                  (b) 1,375,000 Shares. From time to time, up to the Warrant Expiration Date, the Transfer Agent shall execute and deliver stock certificates in required whole number denominations representing up to an aggregate of 1,375,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.


                  (c) Warrant Certificates. From time to time, up to the Warrant Expiration Date, the Warrant Agent shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6 hereof, (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7 hereof, (v) those issued upon exercise by Janney Montgomery Scott Inc. or Southwest Securities, Inc. (collectively, the "Managing Underwriters") or their assignees of the Managing Underwriters' Warrant (the "Managing Underwriters' Warrant") issued to the Managing Underwriters in connection with the Public Offering, and (vi) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect (A) any adjustment or change in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 8 hereof and (B) any other modifications approved by Registered Holders in accordance with Section 15 hereof.


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                  SECTION 3.  Form and Execution of Warrant Certificates.

                  (a) Form. The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, as may be required to comply with any law, with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange or securities association on which or through which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter "W."

                  (b) Execution. Warrant Certificates shall be executed on behalf of the Company by the Company's Chairman of the Board, President or any Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, shall have imprinted thereon a facsimile of the Company's seal and shall be countersigned by an authorized signatory of the Warrant
Agent. In case any officer of the Company who shall have signed any of such Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution by the Company and countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holders.

                  SECTION 4.  Exercise.

                  (a) Time of Exercise. Each Warrant may be exercised by the Registered Holder thereof at any time after the date hereof and on or before the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the person entitled to receive the shares of Common Stock and any unexercised Warrants deliverable upon such exercise shall be treated for all purposes as the holder of such shares of Common Stock and such unexercised Warrants upon such exercise as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant into an account of the Company as designated in writing by the Company or as the Company may otherwise direct in writing.

                  (b) Receipt of Payment and Issuance. The Warrant Agent shall promptly after clearance of checks received in payment of the Exercise Price, direct the Transfer Agent to issue and deliver to the person or persons entitled to receive the same, a

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stock certificate or certificates for the shares of Common Stock deliverable upon such exercise and the Warrant Agent shall issue and deliver a Warrant Certificate for any remaining unexercised Warrants. Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of the Managing Underwriters or such other investment banks and brokerage houses as the Company shall approve, the Warrant Agent shall cause the certificates to be issued immediately without any delay. Upon the exercise of any Warrant and clearance of the funds received therefor, the Warrant Agent shall promptly remit the payment received for the Warrants to the Company or as the Company may direct in writing.





                  SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc.


                  (a) Issuance and Sale of Shares. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock that shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue or sale thereof.


                  The Transfer Agent for the Common Stock will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise

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thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 9. The Company will furnish the Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Registered Holder pursuant to Section 8(p) hereof.


                  Before taking any action which would cause an adjustment pursuant to Section 8 hereof that would reduce the Exercise Price below the then par value (if any) of the shares of Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.





                  (b) Registration Statement. Except for the Warrants issuable upon exercise of the Managing Underwriters' Warrant, Registered Holders will be able to exercise their Warrants only if (i)(A) the Registration Statement or another registration statement relating to the sale of shares of Common Stock underlying such Warrants is then in effect, or (B) the sale of such



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shares upon exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended, and (ii) such shares are qualified for sale or exempt from qualification under applicable laws of the states where the Registered Holders reside. The Company covenants to maintain the Registration Statement or another registration statement in effect at all times with respect to the sale of shares of Common Stock underlying such Warrants until the Warrant Expiration Date. The Company also covenants to maintain at all times all necessary or desireable state "blue sky" filings with respect to the sale of shares of Common Stock underlying such Warrants until the Warrant Expiration Date.



                  (c) Managing Underwriters' Warrant. A new registration statement will be required to be filed and declared effective by the SEC before the issuance of the Warrants issuable upon exercise of the Managing Underwriters' Warrant and the shares of Common Stock issuable upon exercise of such Warrants unless such issuances are exempt from registration under the Securities Act of 1933, as amended. In addition, before the issuance of such Warrants and shares of Common Stock, such securities must also be registered or qualified under the applicable state securities laws, unless an exemption exists from such registration or qualification. Under the Registration Rights Agreement, the Company has agreed to, among other things, file and maintain the effectiveness of certain registration statements with respect to such Warrants and shares of Common Stock and register or qualify them under state securities laws. Neither such Warrants nor shares of Common Stock may be issued unless such a registration statement is in effect and such Warrants and shares of Common Stock are registered or qualified under applicable state securities laws, or an exemption from the requirements to file such a registration statement or register or qualify such Warrants and shares of Common Stock exists.



                  (d) Notices. The Company shall give notice not less than 90, and not more than 120, days prior to the Warrant Expiration Date to the Registered Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Warrant Expiration Date. If the Company fails to give such notice, the Warrants will not expire until 90 days after the Company gives such notice, provided, however, in no event will Registered Holders be entitled to any damages or other remedy for the Company's failure to give such notice other than any such extension. In addition, notwithstanding anything to the contrary in this Agreement, if the Company has not maintained an effective registration statement under the Securities Act with respect to the sale of shares of Common Stock underlying the Warrants during the 90 days immediately before the Warrant Expiration Date (and maintained the registration or qualification of such shares under applicable state securities laws during such period), the Warrants shall not expire until the Company maintains an effective registration statement (and such registrations and qualifications) for 90 consecutive days beginning with the first day after 90 days before the Warrant Expiration Date that such registration statement (and such registrations and qualifications) is effective. In the circumstances described in this paragraph, the extended Warrant Expiration Date for the Warrants shall be considered the Warrant Expiration Date for purposes of this Agreement.



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                  (e) Stamp Taxes. The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.


                  (f) Listings. The Company will from time to time take all action which may be necessary so that the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants will be listed on the principal securities exchanges and markets (including, without limitation, the Nasdaq National Market) within the United States of America, if any, on which any of the Company's shares of Common Stock are then listed.


                  (g) SEC Reports. So long as any of the Warrants remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be filed with the Warrant Agent and mailed to the Registered Holders at their addresses appearing in the register of the Registered Holders maintained by the Warrant Agent, in each case, within 15 days after filing with the SEC. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to cause SEC Reports, comparable to those which it would be required to file pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to the requirements of either such section, to be so filed with the SEC (but only if the SEC permits such filings) and with the Warrant Agent and mailed to the Registered Holders, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall provide the Warrant Agent with a sufficient number of copies of all SEC Reports to enable the Warrant Agent to deliver to each Registered Holder at least one copy and to each nominee Registered Holder at least one copy for each beneficial holder for whom such nominee Registered Holder holds Warrants.



                  SECTION 6.  Exchange and Registration of Transfer.

                  Subject to the restrictions on transfer contained herein or in the Warrant Certificates:

                  (a) Exchange of Warrant Certificates. Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions herein, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in

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exchange therefor, the Warrant Certificate or Certificates that the Registered
Holder making the exchange shall be entitled to receive.

                  (b) Warrant Register. The Warrant Agent shall keep books at its office, in which it shall register Warrant Certificates and transfers thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at its office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                  (c) Exercise Form. With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the exercise form attached thereto must be duly endorsed, or be accompanied by a written instrument or instruments of transfer and exercise in form satisfactory to the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) Service Charge. A service charge may be imposed by the Warrant Agent upon the Registered Holder for any exchange or registration of transfer of Warrant Certificates. The Warrant Agent may require payment by a Registered Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  (e) Registered Holder Treated as Absolute Owner. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby for all purposes and shall not be affected by any notice to the contrary.

                  (f) Separately Transferable. The Warrants will be separately transferable from the Common Stock that they were issued with immediately following the completion of the Public Offering.

                  SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and loss, theft, destruction or mutilation of any Warrant Certificate and, in case of loss, theft or destruction, of indemnity satisfactory to them, and in the case of mutilation, upon surrender and cancellation thereof, in the absence of notice that the Warrant Certificate has been acquired by a bona fide purchaser the Company shall execute and the Warrant Agent shall countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Registered Holders requesting a substitute Warrant Certificate will be required to comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.



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                  SECTION 8. Adjustment of Exercise Price and Number of Shares
of Common Stock. The number of shares of Common Stock purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect and the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such action shall be adjusted so that the Registered Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company at the same aggregate Exercise Price that such Registered Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Registered Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

                  (b) Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants), or in the case of any sale or conveyance of all or substantially all of the assets of the Company followed by a related distribution to holders of shares of Common Stock of cash, securities or other property, then as a condition of such reclassification, change, consolidation, merger, or sale of assets, the Company or such a successor corporation or entity, as the case may be, shall forthwith make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, or sale of assets, by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, or sale of assets, and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. If the issuer of securities deliverable upon exercise of the Warrants under the supplemental warrant agreement is an affiliate of the formed or surviving corporation or other entity, that issuer shall join in the


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supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations or mergers.

                  (c) Issuance of Options or Convertible Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date that the Company becomes obligated to make such issuance, sale, distribution or granting of such Options or Convertible Securities (any such event being herein called an "Option Issuance"), then, effective upon such Option Issuance, (I) the Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Option Issuance by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Option Issuance multiplied by the current market price per share of Common Stock on the date of such Option Issuance plus (ii) the consideration, if any, received by the Company upon such Option Issuance, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Option Issuance multiplied by (B) the current market price per share of Common Stock on the date of the Option Issuance and (II) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the date of the Option Issuance by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (I) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such

Option Issuance and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above. Except as provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

                  (d) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to all the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend, does not exceed 5% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription of purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph (d) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (e) Sale of Common Stock Below its Current Market Price. In the event the Company shall, at any time or from time to time after the date hereof, issue or sell any shares of Common Stock and the price per share at which such shares were issued or sold shall be less than the current market price per share of Common Stock on the date the Company becomes obligated to make such issuance or sale, then, effective upon such issuance or sale (i) the Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such issuance or sale multiplied by the current market price per share of Common Stock on the date of such issuance or sale plus (B) the consideration received by the Company upon such issuance or sale and the denominator of which shall be the product of (X) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such issuance or sale multiplied by (Y) the current market price per share of Common Stock on the date of such issuance or sale and (ii) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the date of such issuance or sale by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (i) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

                  (f) Current Market Price. For the purpose of any computation of current market price under this Section 8 and Section 9, the current market price per share of Common Stock at any date shall be (x) for purposes of Section 9 and any Options granted to the Company's directors and officers under the Stock Option Plans, the closing price on the business day immediately prior to the exercise of the applicable Warrant or the grant of any such Options, and (y) in all other cases, the average of the daily closing prices for the shorter of
(i) the 20 consecutive trading days ending on the last full trading day on the exchange or market described below prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq National Market") or any comparable system or (3) if the Common Stock is not listed on Nasdaq National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                  (g) Change in Number of Warrants. The Company may elect, upon any adjustment of the Exercise Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 8, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing, subject to Section 9 hereof, the number of additional Warrants to which such Registered Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Registered Holder in substitution and replacement for the Warrant Certificates held by such Registered Holder prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Registered Holder shall be entitled after such adjustment.

                  (h) Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

                  (i) Deferral of Certain Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need to be made for a change in the par value of the Common Stock. All calculations under this
Section 8 shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1000 of a share, as the case may be.

                  (j) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) above, or the rate at which any Convertible Securities referred to in paragraph (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 8), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.


                  (k) Expiration of Options and Convertible Securities. If at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c) or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised, the number of such shares so purchasable with respect to any then outstanding Warrants shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had all of the Warrants outstanding at the time of the original adjustment been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 8 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.



                  (l) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Registered Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 8.

                  (m) Common Stock. As used in this Section 8, the term "Common Stock" shall mean and include the Common Stock authorized on the date of the original issue of the shares of Common Stock and Warrants in connection with the Public Offering and shall also include any capital stock of any class of the Company thereafter authorized that is not limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the shares of Common Stock and Warrants in connection with the Public Offering or (i) in the case of any reclassification, change, consolidation, merger, or sale of assets of the character referred to in Section 8(b) hereof, the stock, securities or property provided for in such section or
(ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

                  (n) Determination of Gross Sales Price. In case of the sale for cash of any shares of Common Stock, Options, or Convertible Securities, the consideration received by the Company therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.


                  (o) Events Resulting in No Adjustments. No adjustment to the Exercise Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant, however, will be made upon (i) the sale of any shares of Common Stock or Warrants in the Public Offering (including the exercise of the over-allotment option granted to the underwriters), (ii) the exercise of any stock options issued under the Company's 1997 Stock Option Plan, 1996 Stock Option Plan, 1992 Non-Qualified Stock Option Plan or 1988 Non-Qualified Stock Option Plan (the "Stock Option Plans") to officers, directors and employees of the Company under the terms of such plans as they exist on the date hereof, (iii) the exercise of any warrants by officers and directors of the Company, (iv) the sale of any shares of Common Stock or Warrants pursuant to the exercise of any Managing Underwriters' Warrant, or (v) the sale of any shares of Common Stock upon the exercise of any Warrants (collectively, the "Exempt Securities").



                  (p) Notice of Change in Exercise Price. Upon any adjustment of the Exercise Price pursuant to Section 8, the Company shall promptly thereafter
(i) cause to be prepared a certificate of the President and Chief Executive Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares of Common Stock (or portion thereof) issuable after such adjustment in the Exercise Price upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein absent manifest error, provided that if the Warrant Agent reasonably requests, the Company shall engage a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) to prepare and file such certificate in lieu of the certificate of the President and Chief Executive Officer, in which case such certificate shall be conclusive evidence of the matters set forth therein absent manifest error, and (ii) deliver the Warrant Agent at its Corporate Office and to each of the Registered Holders of the Warrant Certificates at the address appearing on the registry books maintained by the Warrant Agent written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Registered Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Registered Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants.

                  (q) Notice of Certain Events. With respect to any Notice Event, the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Registered Holders of the Warrant Certificates at such Registered Holder's address appearing on the registry books maintained by the Warrant Agent, at least 20 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution is to be determined,
(ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 8(q) or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, or liquidation or winding up, or the vote upon any action, provided that the Registered Holders shall retain any right to damages from the Company with respect to such failure.


                  SECTION 9. Fractional Warrants and Fractional Shares. Regardless of whether or not the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue or sell fractions of shares upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon the exercise of any Warrants, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market price per share as determined pursuant to Section 8(f) hereof. To the extent possible, upon a Registered Holder's exercise of more than one Warrant the shares issuable or transferable shall be aggregated so that the Company shall only be required to pay for the value of one fractional share.


                  SECTION 10. Warrant Holders Not Deemed Stockholders. No Registered Holder shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable or transferable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Registered Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

                  SECTION 11. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, on his or her own behalf and for his or her own benefit, enforce against the Company his or her right to exercise the Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.



                  SECTION 12. Agreement of Warrant Holders. Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:


                  (a) Transfer of Warrants. The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney-in-fact duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent in its sole discretion, together with payment of any applicable transfer taxes; and


                  (b) Registered Holder Treated as Absolute Owner. The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the Registered Holder thereof and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company and the Warrant Agent shall not be affected by any notice or knowledge to the contrary.



                  SECTION 13. Cancellation of Warrant Certificates. If the Company shall acquire any Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be cancelled by the Warrant Agent, and the Company shall retire such Warrants. The Warrant Agent shall also cancel Warrant Certificates surrendered to the Warrant Agent following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, splitup, combination or exchange.



                  SECTION 14. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.



                  The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently deposit all moneys received by the Warrant Agent upon the exercise of Warrants into an account of the Company as designated in writing by the Company or as the Company may otherwise direct in writing. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants as the Company may request. The Warrant Agent shall also make available to the Company for inspection by their agents or employees, from time to time as they may request, such original books of accounts and record as may be maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's Corporate Office during normal business hours.


                  The Warrant Agent shall not at any time be under any duty or responsibility to any Registered Holder to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be (i) liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or
(iii) liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.


                  Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any assistant Treasurer, the Secretary, or any Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.


                  The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder, including reasonable legal fees. The Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and legal fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

                  The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), upon 30 days prior written notice to the Company and the

Selling Stockholders and the Company may discharge the Warrant Agent from its duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) upon 30 days prior written notice to the Warrant Agent. At least 15 days prior to the date such resignation or discharge is to become effective, the Warrant Agent shall cause a copy of such notice of resignation or discharge to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation or discharge, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, or within a period of 15 days after the Warrant Agent has been notified by the Company of such discharge, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, the Warrant Agent's resignation or discharge shall be deemed to be effective and such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Company and the Registered Holder of each Warrant Certificate.


                  Any corporation into which the Warrant Agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and the Registered Holder of each Warrant Certificate.

                  The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  SECTION 15.  Modification of Agreement.

                  (a) Approval of Registered Holders. Subject to the provisions of Section 15(b) hereof, the Company and the Warrant Agent may by supplemental agreement make any changes or corrections in this Agreement that (i) they deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or (ii) they deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that except as otherwise indicated in this section and this Agreement, this Agreement shall not otherwise be modified, supplemented or altered in any respect, including the modification of the number of shares of Common Stock issuable upon exercise of the Warrants, the Exercise Price and the Warrant Expiration Date, except with the consent in writing of the Company, the Warrant Agent, and the Registered Holders of Warrant Certificates representing not less than two-thirds of the Warrants then outstanding.


                  (b) Decrease in Exercise Price. The Company shall have the right at any time and from time to time to decrease the Exercise Price for a period of not less than 30 days on not less than 30 days prior written notice to the Registered Holders of the Warrants and the Managing Underwriters.



                  SECTION 16. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 10 Industry Drive, Lancaster, Pennsylvania 17603,
Attention: President (with a copy to: Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, NY 11753, Attention: David Lieberman, Esq., Facsimile No.: (516) 822-5609); if to the Warrant Agent, at its Corporate Office.


                  SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

                  SECTION 18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent (and their respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.


                  SECTION 19. Termination. This Agreement shall terminate on the earliest to occur of (a) the Expiration Date, (b) the date upon which all Warrants have been exercised and (c) the date on which the Company certifies to the Warrant Agent that no Warrants are outstanding; provided however, that notwithstanding any such termination, the Warrant Agent shall be obligated to deliver funds to the Company in accordance with this Agreement.

                  SECTION 20. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute a single document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   HERLEY INDUSTRIES, INC.


                                   By:_________________________________________
                                      Myron Levy
                                      President


                                   AMERICAN STOCK TRANSFER & TRUST
                                   COMPANY

                                   By:_________________________________________
                                      Authorized Officer

                                    EXHIBIT A


No. W __________                                             __________ Warrants



                               WARRANT CERTIFICATE

                             HERLEY INDUSTRIES, INC.




         This Warrant Certificate certifies that ____________, or its registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of common stock, par value $.10 per share (the "Common Stock"), of Herley Industries, Inc., a Delaware corporation (the "Company"), at any time until the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the exercise form set forth hereon duly executed with signatures guaranteed as provided below, at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose by American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, and any other offices of the Warrant Agent or its successor designated for such purpose (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the sum of $14.40 per share if exercised on or before January 16, 1999, and $15.60 per share if exercised after January 16, 1999 and on or before the Expiration Date (as defined below) (the
"Exercise Price"), plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.


         Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.


         No Warrant may be exercised after 5:00 p.m. (New York City time) on January 16, 2000 or on such expiration date as may be extended to provide the Registered Holder at least 90 days written notice of such expiration date or to maintain an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") for at least 90 consecutive days prior to such expiration date (the "Expiration Date"). After the Expiration Date, all Warrants evidenced hereby shall thereafter become void, and the holders thereof shall have no rights hereunder. Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank, a savings bank or a savings and loan association or a trust company located in the United States, a member of the National Association of Securities Dealers, Inc. or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended). Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with the instructions in the form of assignment.

         No Warrant is exercisable unless, at the time of such exercise, the Company has a registration statement in effect under the Securities Act covering the shares of Common Stock issuable or transferable upon exercise of such Warrant, and such shares have been registered or qualified under the securities laws of the state of residence of the exercising Registered Holder, or such issuance or transfer is exempt from the registration requirements of the Securities Act and such shares of Common Stock are exempt from such registration or qualification.

         Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

         Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

         No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share, which the Registered Holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Registered Holder shall be paid the cash value thereof determined as provided in the Warrant Agreement.


         This Warrant Certificate is issued under and in accordance with a Warrant Agreement between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.


         This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

         This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

DATED _____________________                    HERLEY INDUSTRIES, INC.



                                               By:______________________________
                                                      President

[SEAL]                                            ______________________________
                                                      Treasurer
COUNTERSIGNED:
AMERICAN STOCK TRANSFER & TRUST
COMPANY, WARRANT AGENT



By:_________________________
     Authorized Officer

                                 [REVERSE SIDE]

                                  Exercise Form


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive_______________ shares of Common Stock and herewith makes payment therefor. The undersigned requests that a certificate for such shares be registered in the name of___________________, whose address is ____________________and whose social security or other identifying number is _________________, and that such shares be delivered to__________________________, whose address is _________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such shares be registered in the name of ____________________, whose address is_______________________ and whose social security or other identifying number is _________________, and that such Warrant Certificate be delivered to ___________________________, whose address is
___________________________________.



Date:__________________________________           ______________________________
                                                  Signature

                                                  Signature Guaranteed:

                                                  ______________________________


         The signature to the exercise form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15.

                               Form of Assignment


         For value received, the undersigned hereby sells, assigns and transfers unto __________________________, whose address is ________________________ and whose social security or other identifying number is __________________, the Warrants represented by this Warrant Certificate (or ____ Warrants, if less than all of the Warrants represented by this certificate), and hereby irrevocably constitutes and appoints the Warrant Agent as his or her attorney-in-fact to transfer this Warrant Certificate in the books of the Warrant Agent maintained for such purpose, with full power of substitution and re-substitution in the premises. If said number of Warrants is less than all of the Warrants evidenced by this certificate, the undersigned requests that a new Warrant Certificate representing the balance of such Warrants be registered in the name of _____________________, whose address is _______________________________ and whose social security or other identifying number is ________________, and that such Warrant Certificate be delivered to ___________________, whose address is
_____________________________.




Date:__________________________________           ______________________________
                                                  Signature

                                                  Signature Guaranteed:

                                                  ______________________________

         The signature to the assignment form must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15.